UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 20, 2008

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2008, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) approved 2007 cash bonus awards and 2008 base salaries, restricted share awards, restricted share unit awards and cash bonus opportunity levels for the Company’s Chief Executive Officer, the three other members of the Company’s Office of the Chairman and the Chief Financial Officer (collectively, the “Named Executive Officers”).

2008 Base Salaries

The following table sets forth the annual base salaries for 2008 for each of the Named Executive Officers:

Name	2008 Base Salary
Ronald Rubin	$562,648
George F. Rubin	$405,107
Edward A. Glickman	$503,880
Joseph F. Coradino	$405,107
Robert F. McCadden	$387,601

2007 Cash Bonus Awards

The Compensation Committee approved the payment of discretionary cash bonus awards to each of the Named Executive Officers for the year ended December 31, 2007. The awards were based on the Committee’s assessment of the performance of the Named Executive Officers.

The following table sets forth the discretionary cash bonus amounts awarded for 2007 based on the performance of the Named Executive Officers:

Name	2007 Discretionary Cash Bonus
Ronald Rubin	$96,533
George F. Rubin	$59,575
Edward A. Glickman	$74,100
Joseph F. Coradino	$59,575
Robert F. McCadden	$83,125

Additional cash bonus awards have been earned and will be paid in the following amounts to the Named Executive Officers based upon the achievement by the Company of predetermined performance levels of FFO per diluted share under the annual incentive plan:

Name	2007 Cash Bonus
Ronald Rubin	$422,712
George F. Rubin	$260,874
Edward A. Glickman	$324,480
Joseph F. Coradino	$260,874
Robert F. McCadden	$169,000

2008 Long Term Incentive Plan Awards

The Compensation Committee also approved long term incentive plan awards to each of the Named Executive Officers. The Committee made one half of these awards in the form of time-based restricted shares, and one half of these awards in the form of market based performance-contingent restricted share units, or RSUs, under the Company’s 2008-2010 Restricted Share Unit Program. The RSU portion of the award represents the right to earn common shares in the future depending on the Company’s relative total return to shareholders during the three year period beginning January 1, 2008 and ending on the earlier of December 31, 2010 or the date of a Change in Control, as defined in the Program (the “Measurement Period”).

Restricted Shares. With respect to the portion of the awards made in the form of time-based restricted shares, these shares generally will vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they were vested.

The following table sets forth the number of restricted shares granted to the Named Executive Officers:

Name	Number of Restricted Shares (1)	Dollar Value
Ronald Rubin	27,222	$703,310
George F. Rubin	14,896	$384,852
Edward A. Glickman	17,065	$440,895
Joseph F. Coradino	14,896	$384,852
Robert F. McCadden	13,127	$339,151

(1)	The number of shares shown is based on the 20-day average closing price of the Company’s common shares through the day prior to the date of the awards.

The grants of restricted shares were made pursuant to the terms of the 2003 Equity Incentive Plan, as amended. The 2003 Equity Incentive Plan was filed as Appendix D to the Company’s Form S-4/A on October 1, 2003 and is incorporated herein by reference. The form of Restricted Share Award is filed as Exhibit 10.1 hereto.

Market Based Performance-Contingent Restricted Share Units (RSUs). The RSUs represent the right to earn common shares in the future. The issuance of common shares, if any, by the

Company depends on the Company’s performance in terms of total return to shareholders (“TRS”) for the Measurement Period relative to the TRS for the Measurement Period of real estate investment trusts comprising a leading index of real estate investment trusts (the “Index REITs”). If the Company’s TRS performance over the Measurement Period is below the 25th percentile of the Index REITs, then no shares will be earned. If the Company’s TRS over the Measurement Period is above the 25th, 50th or 75th percentiles of the Index REITs, then a percentage of the awards ranging from 50% to 150% will be earned. Dividends are deemed credited to the RSU accounts and are applied to “acquire” more RSUs for the account of the Named Executive Officer at the 20-day average closing price per common share ending on the dividend payment date. Awards will be paid in common shares in an amount equal to the number of RSUs earned at the end of the Measurement Period. Participants in the program may elect to defer receipt of common shares earned. A copy of the 2008-2010 Restricted Share Unit Program is filed as Exhibit 10.2 to this report. The form of 2008-2010 Restricted Share Unit and Dividend Equivalent Rights Award Agreement is filed as Exhibit 10.3 to this report.

The following table sets forth information regarding RSUs granted to the Named Executive Officers:

Name	Number of RSUs (1)	Dollar Value
Ronald Rubin	27,221	$703,310
George F. Rubin	14,895	$384,852
Edward A. Glickman	17,064	$440,895
Joseph F. Coradino	14,895	$384,852
Robert F. McCadden	13,126	$339,151

(1)	The number of RSUs shown is based on the 20-day average closing price of the Company’s common shares through the day prior to the date of the awards.

2008 Annual Incentive Plan

The Compensation Committee also approved threshold (i.e., minimum), target and outperformance (i.e., maximum) cash bonus opportunity levels, expressed as a percentage of salary, that the Named Executive Officers are eligible to receive under the 2008 annual incentive plan. The level of the award that each of the Named Executive Officers is eligible to receive depends upon the Company’s funds from operations (“FFO”) per share, and upon the achievement of individual goals. FFO is a commonly used measure of operating performance and profitability in the real estate industry. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts.

The following table sets forth the incentive award opportunities for the Named Executive Officers under the 2008 annual incentive plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Title	Threshold	Target	Outperformance
CEO	35%	75%	150%
Office of the Chair	30%	65%	130%
CFO	25%	60%	120%

Employment Agreement Amendments

On or about February 26, 2008, the Company entered into an amendment to the employment agreement that it has with each of its Named Executive Officers. Capitalized terms used but not defined in this report have the meanings ascribed to them in the employment agreements of such Named Executive Officers. Under the amendments, the date by which the Company will notify each Named Executive Officer (other than Mr. Glickman, whose employment agreement does not specifically provide for such notice) of his Base Salary, bonus plan eligibility and equity incentive awards for any fiscal year will be not later than April 10th. As amended, each Named Executive Officer (other than Mr. Glickman) has the right to terminate his employment within 10 days after April 10th or the date on which he receives notice of his Base Salary and bonus plan eligibility without being subject to the non-competition covenant contained in his employment agreement. Prior to the amendments, the Named Executive Officers had 30 days within which to exercise the termination right. Also, upon the death or disability of the Named Executive Officer (including Mr. Glickman), all outstanding time-based restricted shares will become immediately vested, and all outstanding performance-based restricted shares will remain outstanding under the terms of the applicable award document and will vest or be forfeited in whole or in part under the terms of the award as if the Executive’s employment had not terminated. A copy of the form of amendment for Ronald Rubin, George F. Rubin, Joseph F. Coradino and Robert F. McCadden is filed as Exhibit 10.4 to this report. A copy of the amendment to Edward A. Glickman’s employment agreement is filed as Exhibit 10.5 to this report.

Item 9.01 Financial Statements and Exhibits

(d)

10.1 Form of Restricted Share Award Agreement.

10.2 2008-2010 Restricted Share Unit Program.

10.3 Form of 2008- 2010 Restricted Share Unit and Dividend Equivalent Rights Award Agreement.

10.4 Form of Amendment to Employment Agreement dated February 26, 2008 by and between the Company and each of the executive officers with an employment agreement.

10.5 Amendment to Employment Agreement dated February 26, 2008 by and between the Company and Edward A. Glickman

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: February 26, 2008	By:	/s/ Edward A. Glickman
Edward A. Glickman
President and Chief Operating Officer

EXHIBIT INDEX

10.1 Form of Restricted Share Award Agreement.

10.2 2008-2010 Restricted Share Unit Program.

10.3 Form of 2008- 2010 Restricted Share Unit and Dividend Equivalent Rights Award Agreement.

10.4 Form of Amendment to Employment Agreement dated February 26, 2008 by and between the Company and each of the executive officers with an employment agreement.

10.5 Amendment to Employment Agreement dated February 26, 2008 by and between the Company and Edward A. Glickman